EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT dated as of the 20th day of April, 1998 between HOMETOWN AUTO RETAILERS, INC., a Delaware corporation (the "Company"), with its principal place of business at 831 Straits Turnpike, Watertown, CT 06795 and JOSEPH SHAKER ("Executive"), residing at 107 Doral Lane, Southington, CT 06489.

      1. Term.

      (a) Subject to the terms and conditions hereof, the term of employment of the Executive under this Agreement shall be for the five year period (the "Employment Period") commencing (the "Commencement Date") on the closing date of the initial public offering of the Common Stock of the Company (the "Offering") and expiring on the fifth anniversary thereof, unless sooner terminated as provided in any of Sections 5, 6 or 7 hereof (the "Termination Date").

      (b) The parties agree to use their reasonable best efforts to commence discussions beginning on the fourth anniversary of the Commencement Date with respect to the status of the Executive's employment after the Termination Date.

      2. Duties and Responsibilities. The Company shall employ the Executive, and the Executive accepts such employment, as President and Chief Operating Officer of the Company during the Employment Period. The Executive shall report to and be
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subject to the direction of the Board of Directors of the Company (the "Board")
and shall render such executive and administrative services as the Board may from time to time assign to him, provided they are consistent with his status as President and Chief Operating Officer. During the Employment Period, the Executive shall devote his full time, energy, skill and attention to the businesses of the Company and shall perform his duties in a diligent, trustworthy, loyal and businesslike manner.

      3. Compensation and Benefits. During the Employment Term:

            (a) The Executive's base compensation shall be at the rate of $200,000.00 per year, payable in regular installments in accordance with the Company's practice for its executives, less applicable withholding for income and employment taxes as required by law and other deductions as to which the Executive shall agree. Such base compensation shall be subject to increases as and when determined by the Board in its sole discretion.

            (b) Except as otherwise herein provided, the Executive shall be entitled to participate, to the extent he qualifies, in any bonus or other incentive compensation, profit-sharing or retirement plans, life or health insurance plans or other benefit plans maintained by the Company, upon such terms and conditions as are generally made available to executives of the Company.

            (c) The Executive shall be entitled to reimbursement of all reasonable, ordinary and necessary business related expenses incurred by him in the course of his duties and upon compliance with the Company's procedures.


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            (d) The Executive shall be entitled to paid vacation during each calendar year in accordance with the policies and procedures of the Company in effect from time to time.

      4. Stock Options. The Company's present intention is to adopt a Stock Option Plan (the "Stock Option Plan"). Promptly following its adoption of the Stock Option Plan, the Company shall grant to the Executive options (the "Stock Options") to acquire 36,500 shares of Class A Common Stock, par value $.001 per share, of the Company (the "Common Stock") at a price equal to the per share price to the public in the Offering and upon such other terms and conditions as are set forth therein. Such Stock Options are intended to constitute Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the maximum extent permitted under the Code. Such Stock Options may be exercised at such time and in such manner as provided in the Stock Option Agreement; provided, however, that one-third of such Stock Options shall vest and become exercisable on each anniversary of the Commencement Date during the Employment Period. In the event that the Executive's employment is terminated for any reason other than death or Disability (as defined in Section 5 hereof) any nonvested Incentive Stock Options shall immediately be cancelled without any further action being required to be taken by the Company.

      5. Termination in Case of Disability; Death. In case of a Disability which, for purposes of this Agreement only, shall mean that as a result of illness or injury, the Executive is unable substantially to perform his duties hereunder for a period of at least 180 consecutive days, or a total of at least 270 days in any period of 365 consecutive days, the Company may terminate the Executive's employment hereunder upon giving


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the Executive at least thirty (30) days' written notice of termination. In addition, this Agreement shall automatically terminate upon the death of the Executive.

      6. Termination by the Company for Cause.

            (a) The Company may terminate the Executive's employment for Cause (as defined in paragraph (b) below). Upon such termination, the Company shall have no further obligations to the Executive on account of his employment by the Company.

            (b) "Cause" shall mean (i) a material breach by the Executive of any of the terms, covenants, agreements or representations set forth herein, or (ii) the Executive's engaging in misconduct which is materially injurious to the Company, monetarily or otherwise, including, but not limited to, engaging in any conduct which constitutes a crime under federal, state or local laws (other than minor traffic violations).

      7. Termination by the Executive for Good Reason. The Executive may terminate his employment for "Good Reason" if: (i) he is assigned, without his express written consent, any duties inconsistent with his positions, duties, responsibilities, authority and status with the Company as of the date hereof, or any adverse change in his reporting responsibilities or titles as in effect as of the date hereof except in connection with the termination of his employment by him without Good Reason; or (ii) his compensation is reduced other than in connection with a Company-wide reduction of executive compensation. Upon such termination, the Company's sole obligation to the Executive, in addition to paying any amounts owed to the Executive through the date of termination, shall be to continue paying the base compensation provided for herein, subject to any reduction permitted by applicable law in connection with the Executive's


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duty to mitigate such damages. The Executive hereby agrees that he shall not have any other claims or rights against the Company.

      8. Date and Terms of Termination. "Date of Termination" shall mean the date on which a notice of termination is given. In the event of termination under paragraph 5, 6 or 7, the Executive or his estate, as the case may be, shall be entitled to salary and benefits accrued to the Date of Termination, as well as the right to convert benefits such as health, disability and life insurance to his own name and continue the same at his own expense. In the event of termination by the Executive pursuant to paragraph 7, there shall be no duty on the part of the Executive to mitigate damages which may be suffered by the Company on account of such termination.

      9. Certain Employee Covenants.

      9.1 Confidentiality. The Executive agrees that during the term hereof, or at any time thereafter, he will not, directly or indirectly, use for his own benefit or for the benefit of any third party, or reveal or cause to be revealed to any person, firm, entity or corporation, any Confidential Information (as defined herein) which relates to the Company or any Affiliate of the Company or any of their customers and that upon termination of his employment he will deliver all lists of customers, notes, records and all other property belonging to the Company or any Affiliate of the Company or relating to its or their business or customers. "Confidential Information" shall include, but not be limited to, trade secrets, supplier lists, customer lists, intellectual property and any other information, whether or not proprietary, which relates to the business of the Company or any Affiliate of the Company and which otherwise is not considered to be public information. Confidential Information shall not include general information regarding


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the automotive industry which is generally known to those involved in the operation of an automotive dealership.

      9.2 Non-Compete. The Executive further agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement, he will not, directly or indirectly, in any manner: (i) engage in any other business in which the Company or any Affiliate of the Company is engaged on the Date of Termination within a 20-mile radius of any business then conducted by the Company or any Affiliate of the Company, and will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with any corporation, firm, entity, or business that is so engaged unless duly authorized by written consent of the Company; provided, however, that nothing herein shall prohibit the Executive from owning not more than three (3%) percent of the outstanding stock of any publicly held corporation, (ii) persuade or attempt to persuade any employee of the Company or of any Affiliate of the Company to leave the employ of the Company or of such Affiliate or to become employed by any other entity, (iii) persuade or attempt to persuade any current client or former client to reduce the amount of business it does or intends or anticipates doing with the Company or with any Affiliate of the Company or (iv) take any action which might divert from the Company or any Affiliate of the Company any opportunity of which he became aware during his employment with the Company or with any Affiliate of the Company which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company or any Affiliate of the Company.


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      9.3 General Provisions.

      (a) The Executive acknowledges that a violation of any of the covenants contained in this paragraph 9 may cause irreparable injury to the Company or any Affiliate of the Company and that the Company, including any Affiliate of the Company, will be entitled, in addition to any other rights and remedies it may have, to injunctive relief; provided, however, that nothing contained herein constitutes a waiver by the Executive of his rights to contest the existence of any such violation of such covenants.

      (b) In the event the covenants contained in this paragraph 9 should be held by any court or other duly constituted judicial authority to be void or otherwise unenforceable in any particular jurisdiction or with respect to any particular activity, then such covenants so affected shall be deemed to have been amended and modified so as to eliminate therefrom the particular jurisdiction or activity as to which such covenants are so held to be void or otherwise unenforceable, and, as to all other jurisdictions and activities covered hereby, the terms and provisions hereof shall remain in full force and effect.

      (c) As used herein, the term "Affiliate" shall mean any corporation or other entity of which the Company owns, directly or indirectly, at least 40% of the equity interest thereof.

      (d) In the event that this Agreement shall be terminated, then notwithstanding such termination, the provisions of this paragraph 9 shall survive such termination.

      10. Executive Representations. The Executive hereby represents and warrants to the Company that he is not a party to any other agreement or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him


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from undertaking or performing the duties and obligations provided for herein in accordance with the terms and conditions of this Agreement.

      11. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, their personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

      12. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (except that all notices to the Company shall be directed to the attention of a senior officer of the Company other than the Executive, with a copy to the Secretary of the Company) or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      13. Governing Law; Change or Termination. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut applicable to agreements made and to be performed in Connecticut, and may not be changed or terminated orally.


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      14. Validity. The invalidity or unenforceability of any provision of this
Agreement in any respect shall not affect the validity or enforceability of such provision in any other respect or of any other provision of this Agreement, all of which shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed and delivered as of the date first hereinabove written.

                                    Hometown Auto Retailers, Inc.


                                    By:
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                                              Salvatore A. Vergopia
                                              Chairman of the Board and
                                              Chief Executive Officer



                                    -------------------------------------
                                                Joseph Shaker


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